Exhibit (99.2)
REGAL-BELOIT Selected Financial Information
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
Five Year Historical Data
                                                            (In Thousands, Except Per Share Data)
                                                                   Year Ended December 31,
                                        ------------------------------------------------------------------------------
                                           2001             2000            1999             1998            1997
                                        ------------    -------------    ------------    -------------    ------------
Net Sales...........................       $663,571         $598,203        $550,661         $550,277        $493,174
Income from Operations..............         56,060           71,608          72,440           81,113          74,381
Net Income..........................         19,590           33,771          38,067           42,961          38,897
Total Assets........................        746,599          792,407         508,165          485,070         488,699
Long-term Debt......................        345,667          393,510         148,166          166,218         192,261
Shareholders' Investment............        280,150          273,889         252,626          224,497         189,427
Per Share of Common Stock:
     Earnings Per Share.............            .94             1.61            1.82             2.06            1.87
     Earnings Per Share - Assuming
        Dilution....................            .93             1.61            1.80             2.02            1.83
     Cash Dividends Declared........            .48              .48             .48              .48             .48
     Shareholders' Investment.......          13.42            13.10           12.04            10.74            9.09
Average Number of Shares
   Outstanding......................         20,869           20,984          20,959           20,893          20,806
Average Number of Shares -
   Assuming Dilution................         21,124           20,996          21,170           21,278          21,275

Common Stock
                                                   2001                                         2000
                                 ------------------------------------------     --------------------------------------
                                          Price Range                                 Price Range
                                 ---------------------------    Dividends       -----------------------    Dividends
                                     High            Low           Paid           High          Low           Paid
                                 -------------    ----------    -----------     --------     ---------    ------------
1st Quarter....................      $22.30         $16.40           $.12        $21.63       $16.50           $.12
2nd Quarter....................       21.35          16.10            .12         19.00        15.63            .12
3rd Quarter....................       22.50          16.90            .12         17.78        15.25            .12
4th Quarter....................       22.90          17.05            .12         19.35        14.60            .12

REGAL-BELOIT has paid 166 consecutive quarterly dividends through January 2002. The number of registered holders of common stock as of December 31, 2001 is 923.

Quarterly Financial Information
                                                          (In Thousands, Except Per Share Data)
                        ---------------------------------------------------------------------------------------------------------
                               1st Qtr.                     2nd Qtr.                  3rd Qtr.                 4th Qtr.
                        -----------------------    ------------------------    ----------------------    ------------------------
                          2001         2000           2001         2000          2001        2000           2001          2000
                        ---------   -----------    ----------    ----------    ---------   ----------    ---------     ----------
Net Sales.........       $177,122     $144,185       $171,946     $145,027      $166,719    $138,180      $147,784      $170,811
Gross Profit......         45,151       38,322         42,829       38,062        40,706      35,922        37,191        45,123
Income from
  Operations......         17,160       18,087         14,734       18,213        13,344      16,670        10,822        18,638
Net Income........          5,842        9,414          5,284        9,465         4,703       8,444         3,761         6,448
Earnings Per Share            .28          .45            .25          .45           .23         .40           .18           .31
Earnings Per Share
  - Assuming
  Dilution........            .28          .45            .25          .45           .22         .40           .18           .31
Average Number
  of Shares
  Outstanding.....         20,863       20,986         20,866       20,988        20,871      20,944        20,875        20,970
Average Number
  of Shares -
  Assuming
  Dilution........         21,110       21,033         21,128       20,988        21,129      20,944        21,130        20,970